UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
March 29, 2011
Huntington Ingalls Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, VA	23607
(Address of principal executive offices)	(Zip Code)
(757) 380-2000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 2.01 Completion of Acquisition or Disposition of Assets
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 8.01 Other Events
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-3.2
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9
EX-10.10
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
On March 29, 2011, Huntington Ingalls Industries, Inc. (the “Company”) entered into a Separation and Distribution Agreement (the “Separation Agreement”) with Northrop Grumman Corporation (now named Titan II Inc.), New P, Inc. (now named Northrop Grumman Corporation) (“Northrop Grumman”), Northrop Grumman Shipbuilding, Inc. (“NGSB”) and Northrop Grumman Systems Corporation (“NGSC”), pursuant to which the Company was legally and structurally separated from Northrop Grumman.
Pursuant to the terms of the Separation Agreement, (i) Northrop Grumman completed a corporate reorganization to create a new holding company structure, (ii) the Company and Northrop Grumman effected certain transfers of assets and assumed certain liabilities so that each of the Company and Northrop Grumman retained both the assets of and liabilities associated with their respective businesses, (iii) subject to certain exceptions, all agreements, arrangements, commitments and undertakings, including all intercompany accounts payable or accounts receivable, including intercompany indebtedness and intercompany work orders between the Company and Northrop Grumman, were terminated or otherwise satisfied, effective no later than March 31, 2011 (the “Distribution Date”), (iv) the Company and Northrop Grumman agreed to share certain gains and liabilities and (v) Northrop Grumman distributed, on a pro rata basis, all of the issued and outstanding shares of common stock of the Company to Northrop Grumman’s stockholders via a pro rata dividend (the “Spin-Off”).
Consummation of the Spin-Off was subject to customary closing conditions that were satisfied prior to the Spin-Off, including, among other things, that (i) the Securities and Exchange Commission (the “SEC”) declare effective the Company’s registration statement on Form 10 relating to the registration of the Company’s common stock under the Securities Exchange Act of 1934, (ii) no stop order of the SEC suspending effectiveness of the Form 10 be in effect prior to the Spin-Off and (iii) the Company’s common stock be authorized for listing on the New York Stock Exchange.
In addition to, and concurrently with, the Separation Agreement, the Company, Northrop Grumman and certain of their respective subsidiaries entered into certain ancillary agreements, including (i) an Employee Matters Agreement that sets forth agreements between the Company and Northrop Grumman as to certain employment, compensation and benefits matters, (ii) an Insurance Matters Agreement that allocates to the Company and Northrop Grumman rights regarding various policies of insurance, (iii) an Intellectual Property License Agreement pursuant to which NGSB and its affiliates license certain of its intellectual property to NGSC and its affiliates and NGSC and its affiliates license certain of its intellectual property to NGSB and its affiliates, (iv) a Tax Matters Agreement that governs rights and obligations after the Spin-Off with respect to matters regarding U.S. Federal, state, local and foreign income taxes and other taxes, including tax liabilities and benefits, attributes, returns and contests, and (v) a Transition Services Agreement under which Northrop Grumman or certain of its subsidiaries will provide the Company with certain services for a limited time to help ensure an orderly transition following the distribution.
The foregoing descriptions of the Separation Agreement, Employee Matters Agreement, Insurance Matters Agreement, Intellectual Property License Agreement, Tax Matters Agreement and Transition Services Agreements (the “Agreements”) are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K.
ITEM 2.01 Completion of Acquisition or Disposition of Assets.
The information included in Item 1.01 is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors; Election of Directors
On March 30, 2011, the Board of Directors of the Company (the “Board”) elected C. Michael Petters, Robert Bruner, Artur Davis, Anastasia Kelly, Paul D. Miller and Tom Schievelbein as members of the Board, effective as of 11:59 p.m. on March 30, 2011. Ms. Kelly was appointed to serve as chair, and Mr. Davis and Thomas B. Fargo (who was previously appointed to serve as non-executive Chairman of the Company) were appointed to serve as members, of the Governance Committee of the Board. Admiral Miller was appointed to serve as chair, and Admiral Fargo was appointed to serve as a member, of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Schievelbein and Dr. Bruner were appointed to serve as members of the Audit Committee along with Karl von der Heyden who was previously appointed to serve as chair of the committee. Information regarding each of these directors is included under the heading “Management” in the Company’s Information Statement, dated March 18, 2011, and attached hereto as Exhibit 99.1. Such information has not changed and is incorporated herein by reference. In addition, on March 30, 2011, each of Mark Rabinowitz and Malcolm S. Swift tendered his resignation from the Board, effective as of 11:59 p.m. on March 30, 2011.
Compensatory Arrangements of Non-Employee Directors
The members of the Board who are not employed by the Company or one of its subsidiaries (“non-employee directors”) will be compensated by the Company as follows:
Cash Compensation. Each non-employee director will be paid a cash retainer by the Company at an annualized rate of $100,000. A non-employee director who serves as non-executive chairman, a Board committee Chair and/or a member of certain Board committees, will be paid an additional annual cash retainer by the Company as follows:

Non-Executive Chairman Retainer	$250,000
Committee Chair Retainers
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Governance Committee Chair	$15,000
Audit Committee Member Retainer	$15,000
Compensation Committee Member Retainer	$5,000
Governance Committee Member Retainer	$5,000
Equity Compensation. Each non-employee director will also receive an award of restricted stock units (“RSUs”) under the Huntington Ingalls Industries, Inc. 2011 Long-Term Incentive Stock Plan (the “LTISP”) on the first trading day of each fiscal quarter of the Company, commencing with the second quarter of fiscal 2011. The number of RSUs awarded to a non-employee director for any such quarter will be determined by dividing (1) $25,000 by (2) the per share closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange on the date of grant, rounded down to the nearest whole unit.
Effective March 31, 2011, the Board also approved special initial long-term incentive awards to the non-employee directors in the form of an additional RSU award. Admiral Fargo was granted an initial award of 7,228 RSUs and Dr. Bruner, Ms. Kelly, Admiral Miller and Messrs. Davis, Schievelbein and von der Heyden each was granted an initial award of 4,819 RSUs.
Each non-employee director RSU award is fully vested at grant and will generally become payable within 30 days following the date the non-employee director ceases to provide services as a member of the Board. An RSU will be paid either in a share of Company common stock or, at the discretion of the Board, cash of equivalent value at the time of vesting (or a combination of cash and shares). Each non-employee director RSU award is subject to the Terms and Conditions applicable to Non-Employee Director Stock Units granted under the LTISP, which was approved by the Board, effective March 31, 2011, and is filed as Exhibit 10.7 to this Current Report on Form 8-K.
Appointment of Certain Officers
Effective March 31, 2011, the Board appointed Douglass Fontaine as the Company’s Corporate Vice President, Controller and Chief Accounting Officer.
Mr. Fontaine, 50, has served as Sector Vice President and Controller for NGSB since March 2008. In that position, he was responsible for accounting, financial planning and reporting, overhead budgets and rates, and Sarbanes-Oxley compliance for the sector. Previously, he served as Vice President and Business Manager of Estimating & Pricing, Operations, Engineering and Quality for Northrop Grumman Ship Systems from February 2006 through March 2008. In addition, since joining Northrop Grumman in 1988 as a financial analyst with the former Ingalls Shipbuilding, Mr. Fontaine has held a variety of other positions in business management for Northrop Grumman Ship Systems, including Vice President and Business Manager of Advanced Surface Combatants and Vice President of Finance. Mr. Fontaine is a certified public accountant and holds a bachelor’s degree in business management from the University of Mississippi.
In connection with his appointment, Mr. Fontaine will receive a base salary of $305,000 annually. Additionally, on March 31, 2011, Mr. Fontaine was granted 7,349 RPSRs (as defined below) and 9,036 RSRs (as defined below). Additionally, on March 31, 2011, Mr. Fontaine was granted an annual incentive compensation opportunity for 2011 under the Company’s annual incentive compensation programs (the Huntington Ingalls Industries, Inc. 2011 Annual Incentive Plan (For Non-Section 162(m) Officers) and The 2011 Incentive Compensation Plan of Huntington Ingalls Industries, Inc.) with a target bonus percentage of 45% of his base salary. The other terms of Mr. Fontaine’s RPSRs, RSRs and incentive compensation opportunity are identical to the terms of the awards to the named executive officers of the Company (the “NEOs”) described in further detail below under the heading “Compensation of Named Executive Officers.”
Compensation of Named Executive Officers
Base Salaries. The Company’s executive officers will receive base salaries as established by the Company from time to time. Effective March 31, 2011, the Compensation Committee approved the following initial annualized base salary rates for the NEOs:

Name	Position(s)	Base Salary
C. Michael Petters	President and Chief Executive Officer	$900,000
Barbara A. Niland	Vice President and Chief Financial Officer	$550,000
Irwin F. Edenzon	Vice President and General Manager—Gulf Coast Operations	$500,000
Matthew J. Mulherin	Vice President and General Manager—Newport News Operations	$500,000
William R. Ermatinger	Vice President and Chief Human Resources Officer	$350,000
Annual Incentive Compensation Opportunities. Also effective March 31, 2011, the Compensation Committee approved grants to the NEOs of incentive compensation opportunities under the Company’s annual incentive compensation programs (the Huntington Ingalls Industries, Inc. 2011 Annual Incentive Plan (For Non-Section 162(m) Officers) and The 2011 Incentive Compensation Plan of Huntington Ingalls Industries, Inc. (the “ICP”)). After the conclusion of the 2011 performance year, the Compensation Committee will base its determinations of the actual annual incentive amounts payable based on the performance of the Company and its business segments against certain metrics that have been established by the Compensation Committee. For Mr. Petters, Ms. Niland and Mr. Ermatinger, the relevant performance criteria include the Company’s operating margin and free cash flow for 2011. For Mr. Mulherin, the criteria include the Company’s operating margin and free cash flow for 2011, as well as operational criteria, return on sales criteria and free cash flow criteria for the Company’s Newport News segment for 2011. For Mr. Edenzon, the criteria include the Company’s operating margin and free cash flow for 2011, as well as operational criteria, return on sales criteria and free cash flow criteria for the Company’s Ingalls segment for 2011.
The target bonus percentages (each as a percentage of the NEO’s base salary for the year) for the annual incentive awards to the NEOs are as follows:

Name	Target Bonus Percentage
C. Michael Petters	125%
Barbara A. Niland	70%
Irwin F. Edenzon	70%
Matthew J. Mulherin	70%
William R. Ermatinger	60%
A NEO’s actual annual incentive compensation payment for a year will be determined by the Compensation Committee and may range from 0% to 150% of the NEO’s target bonus percentage based on performance against the applicable performance criteria referenced above, and the Committee’s assessment of the individual’s performance.
If a NEO’s compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code for a particular year, the NEO’s annual incentive payment for that year may not exceed a limit determined under the ICP for that year. In general, the ICP limits the maximum aggregate annual incentive amounts that may be paid to all such executives subject to Section 162(m) with respect to a particular year, in the aggregate, to 2.5% of the Company’s income from continuing operations (before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report) for that year.
Long-Term Equity Incentive Awards. In addition, effective March 31, 2011, the Compensation Committee approved grants of certain long-term equity incentive awards to the NEOs under the LTISP. The incentive awards consisted of a combination of restricted performance stock rights (“RPSRs”) and restricted stock rights (“RSRs”), with the RPSR awards subject to the Terms and Conditions applicable to 2011 RPSRs granted under the LTISP (the “RPSR Terms”) and the RSRs subject to the Terms and Conditions applicable to 2011 RSRs granted under the LTISP (the “RSR Terms”). The forms of the RPSR Terms and RSR Terms were approved by the Compensation Committee, effective March 31, 2011. Each NEO received a number of RPSRs and a number of RSRs as follows:

Name	RPSRs	RSRs
C. Michael Petters	108,433	60,240
Barbara A. Niland	29,156	24,096
Irwin F. Edenzon	21,084	24,096
Matthew J. Mulherin	21,084	24,096
William R. Ermatinger	11,807	18,072
The RPSR Terms provide that the RPSRs will vest based on the performance of the Company during the period of time from January 1, 2011 to December 31, 2013 (the “Performance Period”). Performance will be measured against operating margin criteria and free cash flow criteria that have been established by the Compensation Committee. Between 0% and 200% of the number of RPSRs subject to a particular award will vest based on actual Company performance during the Performance Period. To the extent that an RPSR vests, the holder will be entitled to receive from the Company an equivalent number of shares of the Company’s common stock, or, in the discretion of the Compensation Committee, cash of equivalent value at the time of vesting or a combination of shares of common stock and cash. RPSRs that vest will be paid in 2014. RPSRs subject to the award will terminate if the holder of the award ceases to be an employee of the Company or one of its subsidiaries before the end of the Performance Period, unless the holder’s employment terminates due to retirement, death or disability more than six months after the start of the Performance Period, in which case the holder will be entitled to prorated vesting at the end of the Performance Period of the portion of his or her RPSRs that would have vested based on Company performance at the end of the period had his or her employment continued through that time.
The RSR Terms provide that the RSRs will vest, subject to the award holder’s continued employment, on the third anniversary of the grant date. Each vested RSR will be paid within 90 days of vesting in a share of Company common stock, or, in the discretion of the Compensation Committee, cash of equivalent value at the time of vesting or a combination of shares of common stock and cash. RSRs subject to the award will terminate, to the extent not previously vested, if the holder of the award ceases to be an employee of the Company or one of its subsidiaries, unless the holder’s employment terminates due to death or disability, in which case the holder will be entitled to accelerated vesting of the award.
In addition, if the holder of an RPSR or RSR is an elected or appointed officer of the Company on the date the award is paid (or, if earlier, on the date the holder’s employment by the Company and its subsidiaries terminates for any reason), the holder is not permitted to sell or otherwise transfer 50% of the total number of shares of common stock the holder receives in payment of the award until the earlier of (1) the third anniversary of the date such shares of common stock are paid to the holder or (2) the date the holder’s employment by the Company and its subsidiaries terminates due to the holder’s death or disability. If the holder’s employment terminates other than due to death or disability, the holding period requirement will not apply as to any RPSRs that are paid more than one year after the holder’s termination of employment.
The foregoing descriptions of the RPSRs and the RSRs are qualified in their entirety by reference to the full text of the RPSR Terms and the RSR Terms, which are filed as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K.
Effective March 31, 2011, the Compensation Committee also approved the form of Terms and Conditions applicable to 2011 Stock Options granted under the LTISP (the “Option Terms”). While the Company has not yet granted any stock options, a stock option granted under the LTISP (an “Option”) will be exercisable only to the extent that it has vested and has not expired or terminated. One-third of the total number of shares of common stock subject to an Option will vest and become exercisable upon each of the first, second and third anniversaries of the date of grant. An Option, to the extent not previously exercised, whether vested and exercisable or not, will terminate at the close of business on the last business day preceding the seventh anniversary of the grant date (the “Expiration Date”). An option may terminate prior to the Expiration Date if a holder ceases to be an employee of the Company or one of its subsidiaries.
The Option Terms further provide that any holder of an Option who is an elected or appointed officer of the Company on any date an Option is exercised (or, if earlier, on the date the holder’s employment is terminated for any reason) is not permitted to sell or otherwise transfer 50% of the total number of shares of common stock the holder receives upon any exercise of an Option until the earlier of (1) the third anniversary of the date of exercise or (2) the date the holder’s employment by the Company and its subsidiaries terminates due to the holder’s death or disability. If the holder’s employment terminates other than due to the holder’s death or disability, the holding period will not apply as to any shares acquired upon exercise of an Option to the extent the Option remains exercisable for more than one year after such termination of employment and the applicable Option exercise actually occurs more than one year after such termination of employment.
The foregoing description of the Option Terms is qualified in its entirety by reference to the full text of the Options Terms, which is filed as Exhibit 10.10 to this Current Report on Form 8-K.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 14, 2011, the Board approved the Restated Certificate of Incorporation of the Company (the “Restated Certificate”). The Company’s sole stockholder, Northrop Grumman (formerly New P, Inc.), also approved the Restated Certificate on March 29, 2011. The Restated Certificate, which became effective at 11:59 p.m. on March 30, 2011, is filed as Exhibit 3.1 hereto.
On March 14, 2011, the Board approved the amendment and restatement of the bylaws of the Company (the “Bylaws”). The Bylaws, which became effective at 11:59 p.m. on March 30, 2011, are filed as Exhibit 3.2 hereto.
A description of the material provisions of the Restated Certificate and Bylaws can be found in the section entitled “Description of Capital Stock” in the Information Statement attached hereto as Exhibit 99.1.
ITEM 8.01 Other Events.
On March 31, 2011, Northrop Grumman announced that it had completed the previously announced Spin-Off of the Company. Effective as of 12:01 a.m. Eastern time on the Distribution Date, the common stock of the Company was distributed, on a pro rata basis, to Northrop Grumman’s stockholders of record as of the close of business of the New York Stock Exchange on March 30, 2011 (the “Record Date”). On the Distribution Date, each of Northrop Grumman’s stockholders received one share of common stock of the Company for every six shares of common stock of Northrop Grumman that he, she or it held on the Record Date and will receive cash in lieu of any fractional shares of common stock of the Company. The Spin-Off was completed pursuant to the Separation Agreement.
The Company’s Information Statement, dated March 18, 2011 (the “Information Statement”), which describes for stockholders the details of the distribution and provides information as to the business and management of the Company, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Information Statement was first mailed to Northrop Grumman’s stockholders on March 21, 2011.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc.

3.2	Bylaws of Huntington Ingalls Industries, Inc.

10.1
Separation and Distribution Agreement, dated as of March 29, 2011, among Titan II Inc. (formerly Northrop Grumman Corporation), Northrop Grumman Corporation (formerly New P, Inc.), Huntington Ingalls Industries, Inc., Northrop Grumman Shipbuilding, Inc. and Northrop Grumman Systems Corporation

10.2
Employee Matters Agreement, dated as of March 29, 2011, among Titan II Inc. (formerly Northrop Grumman Corporation), Northrop Grumman Corporation (formerly New P, Inc.) and Huntington Ingalls Industries, Inc.

10.3
Insurance Matters Agreement, dated as of March 29, 2011, among Titan II Inc. (formerly Northrop Grumman Corporation), Northrop Grumman Corporation (formerly New P, Inc.) and Huntington Ingalls Industries, Inc.

10.4	Intellectual Property License Agreement, dated as of March 29, 2011, between Northrop Grumman Systems Corporation and Northrop Grumman Shipbuilding, Inc.

Exhibit No.	Description

10.5
Tax Matters Agreement, dated as of March 29, 2011, among Northrop Grumman Corporation (formerly New P, Inc.), Huntington Ingalls Industries, Inc. and Titan II Inc. (formerly Northrop Grumman Corporation)

10.6
Transition Services Agreement, dated as of March 29, 2011, among Northrop Grumman Systems Corporation, Northrop Grumman Shipbuilding, Inc., Northrop Grumman Corporation (formerly New P, Inc.) and Huntington Ingalls Industries, Inc.

10.7	Terms and Conditions applicable to Non-Employee Director Stock Units Granted Under the 2011 Long-Term Incentive Stock Plan

10.8	Terms and Conditions Applicable to 2011 Restricted Performance Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan

10.9	Terms and Conditions Applicable to 2011 Restricted Stock Rights Granted Under the 2011 Long-Term Incentive Stock Plan

10.10	Terms and Conditions Applicable to 2011 Stock Options Granted Under the 2011 Long-Term Incentive Stock Plan

99.1	Information Statement, dated March 18, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.
April 4, 2011	By:	/s/ C. Michael Petters
(Date)		(Signature)
C. Michael Petters President and Chief Executive Officer